Exhibit 99.1

NEWS for Immediate Release

MANITOWOC CONTINUES STRONG PERFORMANCE
WITH RECORD NET SALES, EARNINGS AND BACKLOG

•                  First-quarter net sales increased 36 percent to a record $862 million

•                  First-quarter diluted earnings per share from continuing operations before special items were a record $1.01 per share, an increase of 115 percent from the first quarter of 2006

•                  Crane segment backlog increased sequentially by 24 percent to a record $1.9 billion

•                  Full-year earnings guidance range raised to $4.40 to $4.50 per share

MANITOWOC, Wis. — April 30, 2007 — The Manitowoc Company (NYSE: MTW) today reported outstanding results for the quarter ended March 31, 2007, setting records again for net sales, earnings per share and backlog.  For the quarter, net sales totaled $862.1 million, an increase of 36 percent from the first quarter of 2006.  Reported earnings per diluted share were $1.01 for the first quarter of 2007 compared to $0.48 for the first quarter of 2006.

Earnings per diluted share in the first quarter of 2007 did not include any special items and increased 115 percent compared to the first quarter of 2006, when earnings per share from continuing operations before special items totaled $0.47.  A reconciliation of GAAP earnings to earnings before special items for the three months ended March 31, 2007 and 2006 is included later in this release.

“Building on our outstanding performance in 2006, our first-quarter 2007 results significantly eclipsed those from the first-quarter of 2006 and are solidly positioning us for yet another stellar year,” said Terry D. Growcock, Manitowoc’s chairman and chief executive officer.  “Driven primarily by our industry-leading Crane segment, we are well on the way to exceeding our 2007 target of delivering a 50 percent increase in Economic Value-Added® and our 2007 sales and profit objectives in all three segments.

“Our Crane segment continues to build momentum, as witnessed by the growth in both backlog and operating margin,” Growcock said.  “After a year of process redesign at the Foodservice segment, it is also poised to deliver improved performance in 2007 and beyond.  The fine performance in our Marine segment is being overshadowed by larger government contract issues, yet this group is far more than a single project.  Its strong backlog of repeat projects and new business prospects, in both the military and commercial sectors, points toward several years of solid contributions.”

Business Segment Results

First-quarter 2007 net sales in the Crane segment increased 43 percent to $682.8 million, from $477.5 million in the first quarter of 2006.  Operating earnings for the first quarter of 2007 increased 88 percent to a record $96.2 million, from $51.2 million in the same period last year.  The strength of the Crane segment’s end markets is reflected in its backlog, which totaled $1.9 billion at March 31, 2007, an increase of 24 percent from December 31, 2006 and up more than $900 million, or 92 percent, from March 31, 2006.

“Our outstanding portfolio of products was showcased for the entire lifting industry at last week’s Bauma show in Munich, and the response was outstanding,” Growcock said.  “The revolutionary GTK1100 was the hit of the show.  Combining the technologies of crawler, tower, and hydraulic cranes, it is a product that few other than Manitowoc could have brought to the market. Interest and orders in the GTK and the 10 other new crane models on display should help drive continued strong performance for the rest of 2007 and well into 2008.”

In the Foodservice segment, first-quarter 2007 net sales increased 4 percent to $97.0 million from $93.6 million in the first quarter of 2006.  Operating earnings for the first quarter of 2007 were $10.9 million, an increase of 3 percent from the same period in 2006.

“A number of factors are converging to position our Foodservice segment for improved performance in 2007,” Growcock said.  “Our industry-leading market share in the ice division is an excellent platform for our continued penetration into new markets such as healthcare and residential.  The long-anticipated national restaurant rollouts of new beverage equipment remain on track, and we are participating in field trials at multiple sites.  Our refrigeration line will benefit from the plant consolidation and re-engineering that was completed in 2006, and the segment will begin to benefit from our ERP implementation which will be completed in 2008.”

Revenues for the Marine segment during the first quarter of 2007 rose 33 percent to $82.3 million from $61.9 million in the first quarter of 2006.  Operating earnings for the Marine segment were $5.5 million in the first quarter of 2007 compared to $3.7 million in the first quarter of 2006.  The improved operating margin was driven primarily by improved contributions from the company’s backlog of commercial projects and a strong winter repair season.

“The current issues surrounding the Littoral Combat Ship are focused on completing the world’s first such vessel,” Growcock said.  “While we share everyone’s interest in the Navy’s actions on LCS, we remain confident that the design, construction and mission of FREEDOM will address the Navy’s long-term goals.  Work on FREEDOM is now approximately 80 percent complete, and we will commence sea trials this summer and deliver this first-of-a-kind vessel on the Navy’s schedule,” Growcock said.

Strategic Priorities

“The company’s performance in 2007 and beyond will be driven by Manitowoc’s seven strategic priorities,” Growcock said.  “The use of a set of guiding management objectives helps ensure that everyone at Manitowoc is focused on measurable objectives that deliver value to the shareholder.”

Growth:  The Crane segment will serve as the company’s primary organic growth driver in 2007 and beyond as the global construction industry continues to require best-in-class lifting equipment.  Based on the current market environment, we are raising the Crane segment’s 2007 revenue growth target from 20 percent to approximately 30 percent, or about $2.9 billion in net sales.  We anticipate that this growth will be derived from the core North American and European lifting markets as well as emerging markets. We also remain committed to both organic and external growth in our Foodservice segment.

Innovate:  Our commitment to innovation is driven by our goal of being the market leader in products served by both our Crane and Foodservice segments.  Innovative products that address customer needs are our best defense against the competition.  We introduced 11 new lifting products at Bauma this year, including the GTK1100, and we will bring more than 30 new ice, beverage and refrigeration products to market this year as well.

Customer Focus:  We begin our new product development process with the “voice of the customer.”  By understanding what the customer needs and how the product will be used, we greatly increase the product’s acceptance, and early acceptance is a key to market leadership.

Excellence in Operations:  In addition to operating world-class manufacturing facilities in both our Crane and Foodservice segments, we are committed to making the proper investments that maximize their utility.  The Foodservice group is implementing a global ERP system that leverages our customer relationships across the entire ice, beverage and refrigeration product lines to capture incremental sales opportunities and enhance delivery and support.  The Crane group has identified a series of significant capital projects that, beginning in the second half of 2007, will provide needed production capacity and closer access to our customers.  These investments in systems, processes, and equipment are necessary to maintain industry leadership.

People and Organizational Development: Our commitment to infrastructure is matched by our commitment to employees.  The third class of our Accelerated Leadership Development Program (ALDP) will graduate this summer, joining a growing list of ALDP alumni who have deepened their knowledge base through both classroom and e-training sessions. Talent management programs are also driving our employee development and succession planning efforts as we continue to grow our management team globally.  In addition, our Six Sigma programs have resulted in 22 Black Belts, 11 Design for Six Sigma Brown Belts, and 386 Green Belt certifications.

Aftermarket Support:  Just as innovation builds industry leadership, aftermarket support maintains it.  Our Crane CARE network is the best in the industry, and it will get even better this quarter with the opening of a service and parts center in Dubai.  At the same time, our Foodservice segment continues to train thousands of third-party technicians annually to ensure that our customers get the best field service possible.

Create Value:  For the fifth consecutive quarter, all three business segments were positive EVA contributors, and we expect 2007 total company EVA to increase more than 50 percent from the record of $117 million that was generated in 2006.

Earnings Guidance

“For the second time this year, we are raising our 2007 earnings guidance.  We are now forecasting a range of $4.40 to $4.50 per share, excluding special items,” said Growcock. “The new range reflects the underlying strength in our end markets, as well as continuing improvements in our manufacturing efficiency. We also expect that capital expenditures for the full year will now exceed $80 million, while cash flow from continuing operations will be approximately $300 million.”

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items.  In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share from continuing operations before special items reconcile to earnings from continuing operations presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended
	March 31,
	2007	2006
Net earnings	$64.1	$29.7
Special items, net of tax (at statutory rate):
Loss from discontinued operations	—	0.3
Post acquisition claim settlement	—	(0.8)
Earnings from continuing operations before special items	$64.1	$29.2

Diluted earnings per share	$1.01	$0.48
Special items, net of tax (at statutory rate):
Loss from discontinued operations	—	0.01
Post acquisition claim settlement	—	(0.01)
Diluted earnings per share from continuing operations before special items	$1.01	$0.47

Upcoming Investor Events

On May 1 at 4:00 p.m. EDT (3:00 p.m. CDT), Manitowoc senior management will discuss its quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at www.manitowoc.com and completing a brief registration form. A replay of the conference call will be available at the same location on the Web site.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

— anticipated changes in revenue, margins, and costs,

— new crane and foodservice product introductions,

— successful and timely implementation of ERP systems,

— foreign currency fluctuations,

— increased raw material prices,

— the risks associated with growth,

— geographic factors and political and economic risks,

— actions of company competitors,

— changes in economic or industry conditions generally or in the markets served by our companies,

— anticipated refresh/renovation plans by national restaurant accounts,

— efficiencies and capacity utilization at our facilities,

— new facilities and expansion of existing facilities,

— work stoppages and labor negotiations,

— government approval and funding of projects,

— the ability of our customers to receive financing, and

— the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

For more information:

Carl J. Laurino
Senior Vice President
& Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2007 and 2006

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended March 31,
	2007	2006

Net sales	$862.1	$633.0
Cost of sales	666.7	497.8
Gross profit	195.4	135.2

Engineering, selling and administrative expenses	93.8	78.9
Amortization expense	0.9	0.7
Operating earnings	100.7	55.6
Interest expense	(9.1)	(11.7)
Other expense — net	(0.1)	(1.0)
Earnings from continuing operations before taxes on income	91.5	42.9
Provision for taxes on income	27.4	12.9

Earnings from continuing operations	64.1	30.0
Loss from discontinued operations, net of income taxes	—	(0.3)

NET EARNINGS	$64.1	$29.7

BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$1.03	$0.49
Loss from discontinued operations, net of income taxes	—	(0.01)

BASIC EARNINGS PER SHARE	$1.03	$0.49

DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$1.01	$0.48
Loss from discontinued operations, net of income taxes	—	(0.01)

DILUTED EARNINGS PER SHARE	$1.01	$0.48

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	62,050,961	60,936,490
Average Shares Outstanding - Diluted	63,446,369	62,461,920

SEGMENT SUMMARY
	Three Months Ended March 31,
	2007	2006
Net sales from continuing operations:
Cranes and related products	$682.8	$477.5
Foodservice equipment	97.0	93.6
Marine	82.3	61.9
Total	$862.1	$633.0

Operating earnings from continuing operations:
Cranes and related products	$96.2	$51.2
Foodservice equipment	10.9	10.6
Marine	5.5	3.7
General corporate expense	(11.0)	(9.2)
Amortization	(0.9)	(0.7)

Total	$100.7	$55.6

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2007 and 2006

(In millions)

BALANCE SHEET

ASSETS
	March 31, 2007	December 31, 2006
Current assets:
Cash and temporary investments	$142.5	$176.1
Accounts receivable - net	347.3	285.2
Inventories - net	569.7	492.4
Other current assets	193.8	189.0
Total current assets	1,253.3	1,142.7

Property, plant and equipment - net	395.3	398.9
Intangible assets - net	640.0	622.1
Other long-term assets	60.4	55.8
TOTAL ASSETS	$2,349.0	$2,219.5

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$881.3	$839.6
Short-term borrowings	34.8	4.1
Product warranties	61.2	59.6
Product liabilities	32.6	32.1
Total current liabilities	1,009.9	935.4

Long-term debt	265.2	264.3
Other non-current liabilities	233.6	245.3
Stockholders’ equity	840.3	774.5
TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$2,349.0	$2,219.5

CASH FLOW SUMMARY
	THREE MONTHS ENDED March 31,
	2007	2006
Net earnings	$64.1	$29.7
Non-cash adjustments	29.0	18.3
Changes in operating assets and liabilities	(133.4)	(55.5)
Net cash used for operating activities of continuing operations	(40.3)	(7.5)
Net cash used for operating activities of discontinued operations	—	(0.3)
Net cash used for operating activities	(40.3)	(7.8)
Business acquisitions, net of cash acquired	(15.9)	(12.1)
Capital expenditures	(10.6)	(10.4)
Restricted cash	(0.2)	—
Proceeds from sale of fixed assets	2.7	1.7
Proceeds from (payments on) borrowings - net	30.6	(10.0)
Proceeds from (payments on) receivable financing - net	(2.3)	9.8
Dividends paid	(2.2)	(2.1)
Stock options exercised	2.9	4.7
Effect of exchange rate changes on cash	1.7	1.1
Net decrease in cash & temporary investments	$(33.6)	$(25.1)